UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

Delta Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12109	11-3336165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbury Road Suite 200 Woodbury, New York 11797
(Address of principal executive offices)

(516) 364-8500
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2005, Delta Financial Corporation (the “Company”) entered into purchase agreements with certain of its existing shareholders and a combination of new and existing institutional investors relating to the private placement of 2,000,000 outstanding shares of the Company’s common stock at a price of $8.69 per share by two trusts controlled by the Miller family and a member of the Miller family. On August 4, 2005, the Company announced the pricing of the private placement. The Company will not receive any of the proceeds from this transaction, nor will it incur any expenses. The terms of the private placement are more fully set forth in the form of Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
10.1	Form of Purchase Agreement, dated as of August 3, 2005, by and among the Company, certain stockholders of the Company and the purchasers set forth on the signature page thereto
99.1	Text of press release dated August 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA FINANCIAL CORPORATION

Date: August 8, 2005	By:	/s/ Marc E. Miller

Title: Senior Vice President, General Counsel and Secretary